Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--533, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-50121 of our opinion dated January 17, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 28, 2000